EXHIBIT 99.1

LUVU BRANDS PROVIDES PRELIMINARY Q4 AND FISCAL YEAR NET SALES

Q4 2020 net sales are 37% ahead of prior year; a new quarterly net sales record for the Company

ATLANTA, GA / July 7, 2020 / Luvu Brands, Inc., (OTCQB:LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today announced that preliminary unaudited net sales for the three months ended June 30, 2020 were approximately $5.5 million (or approximately 37% higher) than the $4.0 million recorded in the same period of 2019. For the fiscal year ended June 30, 2020, preliminary unaudited net sales were approximately $18.4 million, an increase of approximately 8% from the $17 million reported for the prior fiscal year.

Louis Friedman, the company’s founder and Chief Executive Officer said “Orders for our Liberator, Jaxx indoor and outdoor products and Avana PPE and “top of bed” comfort products continue to be strong, as these products are sold primarily through e-commerce and e-merchant channels and are intended for “stay-at-home” use. We ended the fiscal year with $1 million in open orders, and so I am anticipating continued strong sales through at least the three months ending September 30, 2020.”

Note About Preliminary Results

The estimated preliminary net sales for the fourth quarter and fiscal year ended June 30, 2020 presented in this release are not audited and may change. The preliminary unaudited net sales presented herein include calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurances that Luvu Brands’ audited net sales for the fourth quarter and fiscal year ended June 30, 2020 will not differ from the amounts presented herein and such change could be material. This preliminary financial data should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our audited financial statements for the year ended June 30, 2020 will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before September 28, 2020.

Forward Looking Statements

This press release contains forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. Luvu Brands has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements are unknown at this time, including the ultimate impact of the Covid-19 pandemic on our results of operations. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, including, but not limited our ability to, statements regarding our preliminary unaudited net sales information presented herein, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review any cautionary statements and other disclosures in Luvu Brand’s Annual Report on Form 10-K for the year ended June 30, 2019 and its other filings with the Securities and Exchange Commission. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Luvu Brands undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass / drug merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sensuality and intimacy; Avana®, medical products (PPE products) and inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from virgin and re-purposed polyurethane foam. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Ronald Scott

Chief Financial Officer

770-246-6426

ron@LuvuBrands.com